Exhibit 99.1

IIOT-OXYS, Inc. Discusses Leveraging AI and Machine Learning in Smart Manufacturing Interview with IIoT World

CAMBRIDGE, MA / ACCESSWIRE / November 2, 2022 / IIOT-OXYS, Inc. (OTC PINK:ITOX) (the "Company") announces the availability of a new interview with its CEO, Cliff Emmons, and IIoT World to discuss leveraging AI and Machine Learning in Smart Manufacturing. The Company has chosen IIoT World, a leading platform focused on the Industrial Internet of Things (IIoT) topics, to market the Company's brand and capabilities in the Smart Manufacturing (also known as Industry 4.0) business vertical.

“This initial video interview with IIoT World highlights our Company’s focus on helping small and medium sized enterprises leverage the same Digital Transformation best practices of large corporations learned from their high-end consultancies to optimize productivity in their manufacturing operations. It also shares examples of our expertise in Artificial Intelligence (AI) and Machine Learning to transform their operational data into actionable insights to solve their toughest manufacturing process challenges. This video is the first of several marketing efforts to demonstrate our goal of partnering with our customers to empower their organization and people through tools, training and practices," Mr. Emmons stated.

"The Company wants to significantly increase its number of sales leads. IIoT World was a natural choice for a marketing partner. They are a Digital Media Outlet bringing the latest IIoT content to a global community. We will share our expert advice and insights alongside their other contributors to their community that exceeds 284,000 members. The content will focus on such key topics as process optimization and predictive analytics, and our key industries of Smart Manufacturing, Infrastructure, and Buildings. Future pieces will include Thought Leadership Articles, additional Executive Interviews, and Branded White Papers. The marketing content will lead into Virtual Conferences, which are expected to generate sales leads that will accelerate the growth of the Company” continued Mr. Emmons.

The worldwide Industry 4.0 (also known as Smart Manufacturing) market was estimated at $64.9 billion in 2021 and is expected to grow at 20.6% CAGR to $165.5 billion by 2026.1 "Our success in the Smart Manufacturing market will come from multiple factors including leveraging the marketing strengths and experience from partners like this, complemented by our strong technology (including our proprietary AI and Machine Learning algorithms). Combined with our business partnerships, successful pilots and use cases, along with our extensive network and prospects, we expect these marketing efforts will lead to new business in due time," concluded Mr. Emmons.

For more information, listen to the full interview at https://www.iiot-world.com/artificial-intelligence-ml/machine-learning/ leveraging-iiot-ai-and-machine-learning-to-optimize-operations-in-manufacturing-and-infrastructure/

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1 https://www.marketsandmarkets.com/Market-Reports/industry-4-market-102536746.html

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About IIOT-OXYS, Inc.

IIOT-OXYS, Inc. (OTC PINK: ITOX) is a technology company at the intersection of IIoT, AI & Machine Learning, Edge Computing and Manufacturing Operations. We provide actionable mission-critical insights for the Medical/Pharmaceutical, Manufacturing, Agriculture, Defense, and Structural Health, and other industries. IIOT-OXYS's edge computing open-source hardware and proprietary ML algorithms employ our Minimally Invasive Load Monitoring (MILM) technology to simply gather data and gain insights to monitor, scope, move from preventive to predictive maintenance, and even optimize development and manufacturing processes. For additional information visit www.oxyscorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that reflect Management's current views about future events and financial performance. Forward-looking statements often contain words such as ''expects,'' ''anticipates,'' ''intends,'' or ''believes.'' Our forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and events to differ materially from those projected in the forward-looking statements. Risks and uncertainties that could adversely affect us include, without limitation, the loss of major customers, our failure to obtain new contracts, our inability to patent products or processes, our infringement of patents held by others, our inability to finance our business and the other risks and uncertainties that are discussed in our most recent filings with the Securities and Exchange Commission. The forward-looking statements in this news release are made only as of the date of this news release. We undertake no obligation to update our forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

IIOT-OXYS, Inc.
Clifford L. Emmons
CEO
contact@oxyscorp.com

www.oxyscorp.com

Source: IIOT-OXYS, Inc.

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